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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 14, 2005 (June 1, 2005)

                               AUTOCAM CORPORATION
             (Exact name of registrant as specified in its charter)

                MICHIGAN                                     333-119215                                    38-2790152
-----------------------------------------      ----------------------------------------      ---------------------------------------
    (State or other jurisdiction of                   (Commission File Number)                            (IRS Employer
             incorporation)                                                                            Identification No.)

           4436 BROADMOOR AVENUE SOUTHEAST, KENTWOOD, MICHIGAN, 49512
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (616) 698-0707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 7 -- REGULATION FD.

ITEM 7.01.  REGULATION FD DISCLOSURE.

SAGER ACQUISITION

         On June 1, 2005, Autocam Corporation ("Autocam") entered into a Stock Purchase Agreement pursuant to which Autocam would purchase all of the issued and outstanding shares of common stock of Sager Precision Technologies Incorporated ("Sager"), a privately-held Massachusetts corporation (the "Acquisition"). Sager is engaged in the business of the manufacture, sale and distribution of orthopedic and other medical devices and microelectronic products.

         Autocam will acquire the shares of Sager for $10,250,000 in cash, subject to adjustment for an earn-out post-closing. Pursuant to the earn-out, Autocam might be required to pay the shareholders of Sager up to $1,750,000 in additional consideration, a portion of which may be paid in the form of common equity of Micron Holdings, Inc., the ultimate parent company of Autocam ("Micron"), if the historic Sager business achieves certain EBITDA targets for the 12-month period ending June 30, 2006. The Acquisition will be funded from the proceeds of equity contributions from existing stockholders (or affiliates of existing stockholders) of Micron. The transaction is scheduled to close prior to June 30, 2005 and is subject to customary closing conditions.

         Set forth below is certain financial information contained in the audited financial statements of Sager for the year ended December 31, 2004:

             Net Sales                           $ 14,100,651
             Operating Income                    $    932,734
             Depreciation                        $    457,439

         If the Acquisition closes prior to June 30, 2005 as expected, the Acquisition will favorably impact Autocam's ability to comply with the financial covenants under its senior credit facilities beginning with the quarter ending June 30, 2005. In calculating Autocam's compliance with the financial covenants at June 30, 2005, Autocam will include Sager's results for the twelve months ended June 30, 2005, as adjusted pursuant to the terms of the senior credit facilities for certain non-recurring expenses. Factoring in the impact of the Acquisition, and assuming results of operations for the month of June meet Autocam's internal projections, Autocam currently expects that it will be in compliance with the financial covenants under its senior credit facilities for the quarter ending June 30, 2005.



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         However, as previously disclosed in Autocam's Form 10-Q for the quarter ended March 31, 2005, there can be no assurance that Autocam will be able to maintain compliance with the financial covenants under its senior credit facilities for the quarter ending June 30, 2005 even after the impact of the Acquisition is taken into account. If Autocam is unable to maintain compliance with these covenants, it may have to seek to renegotiate these covenants with its senior lenders. If it becomes necessary to seek to renegotiate the terms of the amended senior credit facilities, there can be no assurances that Autocam would reach an agreement that contained terms acceptable to Autocam. If Autocam is ultimately unsuccessful, the lenders would have the ability to exercise all of the remedies provided for in the amended senior credit facilities upon an event of default.

ACCOUNTS RECEIVABLE NON-RECOURSE FACTORING PROGRAM

         Autocam has been in discussions with potential lenders to expand its current accounts receivable non-recourse factoring program in Europe. However, there can be no assurance that Autocam will reach an agreement to expand this program on terms acceptable to Autocam.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Autocam Corporation


                                           By: /s/ JOHN C. KENNEDY
                                               ---------------------------------
                                               Name: John C. Kennedy
                                               Title: President and Chief
                                                      Executive Officer




Dated: June 14, 2005